Exhibit 99.1

Soluna Achieves Critical Milestones to Unlock $25M Growth Capital Line

Enables Prepayment of Convertible Notes and AI Data Center Expansion

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ALBANY, NY, October 3, 2024 – Soluna Holdings, Inc. (“Soluna” or the “Company”), (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, today announced its agreement with its convertible noteholders and amendments of its agreements with the holder of its Series B Preferred Stock, important milestones toward access to the previously announced $25 million Standby Equity Purchase Agreement (“SEPA”) with a fund managed by Yorkville Advisors Global L.P. (“Yorkville”).

Soluna entered into the following agreements with the convertible noteholders and the holder of Series B stock, satisfying a number of the conditions precedent to access the SEPA. They include:

●	Convertible Noteholders Agreement: Noteholders will consent to the SEPA, prepayment of the remaining convertible notes and waive rights to participate in the SEPA. In return, the Company will pay a $750,000 waiver fee, prepay a 20% note prepayment premium, and acquire certain Soluna Cloud notes at a discount.

●	Series B Preferred Stock Agreement: The holder of Series B will consent to the SEPA, waive participation rights, and agree to warrant and stock conversion limitations. In return, the Company will reprice the current conversion price, reprice existing warrants and issue new warrants to the holder.

In order to access the SEPA, the Company will file an S-1 registration statement with the Securities and Exchange Commission which must be declared effective before it can begin to obtain funding. This is the only remaining significant step since, as previously announced, Yorkville and Soluna mutually agreed not to proceed with the prepaid advances, and to continue to work only within the SEPA.

Key Uses of the Financing Include:

●	Retiring existing Convertible Notes reducing leverage and dilution overhang.
●	Funding critical Soluna Cloud AI operations and data center development activities.
●	Deploying additional capital into projects to significantly improve equity cash flows.
●	Strengthening the Company’s balance sheet.

Operationally this means Soluna expects to:

●	Advance its Helix AI data center designs.
●	Prepare for the build-out of Project Grace – a 2 MW AI data center adjacent to its flagship Project Dorothy 2.
●	Accelerate the development of the 166 MW Project Kati and 187 MW Project Rosa.
●	Complete the acquisition of new sites for up to 20 MW of additional AI data centers for its Colocation business.

For more information about this financing, please refer to the Company’s upcoming 8-K.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. Soluna Holdings, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission, in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the Securities and Exchange Commission. All information provided in this press release is as of the date of the press release, and Soluna Holdings, Inc. undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc (SLNH)

Soluna is on a mission to make renewable energy a global superpower using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions, and superior returns. To learn more visit solunacomputing.com. Follow us on X (formerly Twitter) at @SolunaHoldings.

Contact Information

Sam Sova

Partner and CEO

SOVA

Sam@letsgosova.com